Exhibit 10.1

Execution Version

Heartland Media Acquisition Corp.
3282 Northside Pkwy, Suite 275
Atlanta, GA 30327

Heartland Media, LLC	November 10, 2022
3282 Northside Pkwy, Suite 275
Atlanta, GA 30327

Re:     Termination Agreement for Administrative Services Agreement

Gentlemen:

This letter Termination Agreement (this "Agreement") by and between Heartland Media Acquisition Corp., a Delaware corporation (the “Company”), and Heartland Media, LLC, a Delaware limited liability company (“Heartland Media”), dated as of the date hereof.

The parties entered into that certain Administrative Services Agreement dated January 20, 2022 (the "Administrative Services Agreement"). The parties desire to terminate the Administrative Services Agreement effective as of the date hereof (the "Termination Date"). In consideration of the covenants and agreements herein, the Company and Heartland Media agree as follows:

1.	Termination of the Administrative Services Agreement:

a.	The parties mutually agree that the Administrative Services Agreement shall be, and hereby is, terminated effective immediately.

b.
All monthly payments made by the Company to Heartland Media in the sum of $20,000 per month from the date of the Administrative Services Agreement to the Termination Date shall be refunded to the Company no later than November 30, 2022.

2.
Administrative Services Agreement Not Otherwise Amended or Altered: The remaining provisions of the Administrative Services Agreement shall survive termination of the Administrative Services Agreement pursuant to this Agreement.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement, the entire relationship of the parties hereto and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

HEARTLAND MEDIA ACQUISITION CORP.

By:	/s/ Robert S. Prather, Jr.
		Name:	Robert S. Prather, Jr.
		Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

HEARTLAND MEDIA, LLC

By:	/s/ Robert S. Prather, Jr
Name:	Robert S. Prather, Jr.
Title:	Managing Member

[Signature Page to Termination Agreement]